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Katapult Promotes Derek Medlin to President and Chief Growth Officer

PLANO, Texas, August 22, 2024 -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce focused financial technology company, today announced that it has promoted Derek Medlin to the newly created role of president and chief growth officer (CGO).

In this role, Derek will lead the business development, marketing and operations teams at Katapult, with a focus on accelerating gross originations and revenue growth while continuing to drive operational efficiencies and productivity. One of Derek’s core responsibilities will be to help the Katapult team build new, and deepen existing, relationships with merchants and other strategic partners with the goal of demonstrating the incremental value of the innovative Katapult lease-to-own (LTO) solution and expanding access to high quality solutions for non-prime consumers.

“Derek has been a terrific partner to me over the past seven years and I am excited to expand his role at this critical juncture in our growth cycle,” said Orlando Zayas, CEO of Katapult. “Over the past nearly two years we have grown gross originations by introducing innovative new features like Katapult Pay, strategically capitalizing on opportunities to deliver incremental sales growth to our merchant partners and giving our customers a product experience that they love and deserve. I believe Derek can help us meaningfully accelerate our progress on these fronts and create benefits for all our stakeholders. We have an incredibly talented executive leadership team and together, I believe we can drive Katapult to significant share gains in our $50 to $60 billion addressable market.”

Derek transitions to this position from his previous role as chief operating officer (COO), which he has held since 2018. As COO of Katapult he helped the company expand its gross originations, which have grown for the past seven consecutive quarters, and revenue, which was more than $230 million over the last twelve months, as of the second quarter of 2024. Other notable highlights of his tenure as COO include spearheading the company’s direct-to-consumer efforts, cost-effectively scaling global operations to support top-line growth and managing lifecycle planning, product strategy and merchant integrations. As a result, he was instrumental in the company’s launch of its groundbreaking Katapult app and Katapult Pay feature in late 2022, which represented 28% of the company’s gross originations in the second quarter of 2024, as well as the increase of Katapult’s customer NPS score and customer repeat purchase rate, which were 62 and 59.3%, respectively, in the second quarter of 2024.

“I have spent the past 20 years leading cross-functional teams spanning product, technology, operations and more and I’m excited to take on this new challenge,” said Derek Medlin, President and CGO of Katapult. “During my seven years at Katapult, I’ve had the opportunity to help lead our merchant go-to-market efforts as well as our direct-to-consumer strategy, including the launch of our mobile app and Katapult Pay feature, and I believe these experiences will allow me to help unlock even more transformative growth opportunities. Based on our success to date, Katapult is well positioned to build on its growth trajectory by expanding our brand reach with retailers and consumers alike. We intend to do this by enhancing our merchant offerings and continuing to elevate our customer shopping experience. I could not be more excited to work closely with the rest of our executive team to deliver on our financial and operating objectives.”

Prior to Katapult, Derek spent nearly 15 years in roles that spanned strategy, go-to-market, operations, finance and advisory responsibilities at companies including J.P. Morgan Chase, Elavon and Ernst & Young. He has a Bachelor of Arts in Spanish and a Master of International Business from Georgia State University.

About Katapult
Katapult is a technology driven lease-to-own platform that integrates with omni-channel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative, mobile app featuring Katapult PayTM, consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact
Jennifer Kull
VP of Investor Relations
ir@katapult.com

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding growth opportunities, expanding brand reach with retailers and consumers, enhancing merchant offerings and elevating the customer shopping experience. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties that are discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 that Katapult filed with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.